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                                                                   Exhibit 23.2



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of CCA Prison Realty Trust and Corrections Corporation of America of our report dated April 23, 1997 relating to the balance sheet of CCA Prison Realty Trust included in the Prospectus of CCA Prison Realty Trust and Corrections Corporation of America, filed pursuant to Rule 424(b)(1) of the Securities Act of 1933, as amended, on July 15, 1997, and to all references to our Firm included in or incorporated by reference in this registration statement.


                                             ARTHUR ANDERSEN LLP

Nashville, Tennessee
July 16, 1997